MINERAL MOUNTAIN MINING & MILLING COMPANY

Form 10-QSB

For the quarterly period ended September 30, 2002

CERTIFICATION PURSUANT TO  18  U.S.C.  SECTION  1350,  AS  ADOPTED  PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald L. Hess, the Secretary-Treasurer of Mineral Mountain Mining & Milling Company, state that:

To  the  best of my knowledge, based upon a review of this quarterly report  on Form 10 QSB for the three-month period ended September 30, 2002, and except as corrected or supplemented in a subsequent report:

   *   This second quarter report  of Mineral Mountain Mining & Milling Company on Form 10 QSB for  the  three month period ended September 30, 2002 fully  complies  with  the requirements  of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

*  Mineral Mountain Mining & Milling Company falls within the provisions of Rule 13a-13 (c) (2) of the Securities Exchange Act of 1934, as amended, as an exploration stage mining company not in the production stage and claims exemption thereunder from the requirement to file financial information for the three month period ended September 30, 2002.

By: /S/ Donald L. Hess, Secretary-Treasurer

Of Mineral Mountain Mining & Milling Company

Date: October 31, 2002